Exhibit 99.1

Selected Financial Data

The following income statement and selected balance sheet data with respect to each of the years in the five-year period ended December 31, 2004, have been derived from our annual Consolidated Financial Statements. The operating data have been derived from our underlying financial and management records and are unaudited. This information should be read in conjunction with the Consolidated Financial Statements and related Notes. See Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Form 10-K for a discussion of results of operations for 2004, 2003, and 2002.

	Year Ended December 31,
	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Statement of Operations Data:
Revenue
Rental revenue	$304,721	$292,964	$258,035	$224,811	$196,053
Sales revenue	504,458	204,271	139,604	245,804	451,096
Management, development and other fees	5,706	11,129	7,088	6,000	15,460
	814,885	508,364	404,727	476,615	662,609
Costs and expenses
Property operating costs	(84,622)	(84,685)	(69,855)	(60,201)	(53,554)
Cost of sales	(401,942)	(112,968)	(89,661)	(149,698)	(337,755)
Selling, general and administrative expenses	(54,437)	(55,747)	(43,695)	(45,826)	(61,476)
Depreciation and amortization	(74,251)	(68,878)	(61,020)	(50,247)	(44,299)
	(615,252)	(322,278)	(264,231)	(305,972)	(497,084)
Operating Income	199,633	186,086	140,496	170,643	165,525

Other income
Equity in earnings of operating joint ventures, net	6,132	6,898	8,277	8,833	9,809
Equity in earnings of development joint ventures, net	15,444	32,849	29,232	25,978	27,780
Gain on non-strategic assets sales	17,008	22,950	7,264	3,909	46,279
Interest income	16,850	7,294	9,871	23,608	11,203
Other	3,753	3,739	9,196	5,740	235
	59,187	73,730	63,840	68,068	95,306
Other expenses
Interest expense	(65,535)	(60,395)	(58,175)	(53,884)	(47,947)
REIT transition costs	(420)	(7,262)	—	—	—
Other	(10,536)	(9,237)	(2,021)	(17,475)	(19,849)
	(76,491)	(76,894)	(60,196)	(71,359)	(67,796)
Income before minority interests, income taxes, and discontinued operations	182,329	182,922	144,140	167,352	193,035
Minority interests	—	—	(6,106)	(6,142)	(10,701)
Income before income taxes and discontinued operations	182,329	182,922	138,034	161,210	182,334
Income tax (expense) benefit	(35,845)	45,445	(52,780)	(65,349)	(73,587)
Income from continuing operations	146,484	228,367	85,254	95,861	108,747
Discontinued operations, net of tax:
Gain from disposal of discontinued operations	24,624	6,129	13,748	—	—
Income from discontinued operations	690	303	1,654	660	2,260
Net gain from discontinued operations	25,314	6,432	15,402	660	2,260
Net income	$171,798	$234,799	$100,656	$96,521	$111,007
Net income per share-assuming dilution:
Income from continuing operations	$1.40	$2.24	$0.85	$0.85	$0.91
Income from discontinued operations	$0.24	$0.06	$0.16	$—	$0.02
Net income per share-assuming dilution	$1.64	$2.30	$1.01	$0.85	$0.93
Average number of common shares outstanding - assuming dilution	104,520	102,171	100,118	113,340	119,672
Dividends declared per share	$1.53	$0.57	$—	$—	$—

	Year Ended December 31,
	2004	2003	2002	2001	2000
	(In thousands, except percentages)
Balance Sheet Data:
Total properties, net	$1,825,880	$2,051,143	$2,048,158	$1,921,951	$1,705,538
Total assets	$2,708,344	$2,595,309	$2,695,449	$2,415,515	$2,274,416
Mortgage and other debt	$1,440,528	$1,378,054	$1,500,955	$1,310,457	$1,134,563
Total stockholders’ equity	$743,591	$709,681	$545,969	$435,257	$683,245
Cash Flow Data:
Net cash provided by operating activities	$376,424	$207,868	$187,146	$341,764	$296,013
Net cash used in investing activities	$(136,030)	$(250,536)	$(333,285)	$(267,553)	$(224,161)
Net cash (used in) provided by financing activities	$(34,256)	$(186,328)	$198,371	$(188,074)	$229,296
Other Operating Data:
FFO(1)	$222,447	$208,955	$174,382	$153,550	$ N/A
Buildings owned (square feet)	40,544	38,204	36,976	30,900	28,756
Leased percentage	94.7%	95.2%	94.5%	94.4%	95.7%
Debt to total market capitalization(2)	31.3%	35.7%	46.5%	45.1%	37.9%
Capital investments(3)	$294,810	$338,875	$336,985	$432,579	$436,884
Other Data:
Total market capitalization(4)	$4,603,000	$3,856,000	$3,231,000	$2,903,000	$2,991,000

(1)                   See FFO definition on page 24 in the 2004 Form 10-K.

(2)                   Represents the ratio of total debt to equity market capitalization (based on the number of common shares outstanding at the end of the period indicated multiplied by the closing stock price for each respective period) plus total debt. Debt-to-Equity ratio would have been 45.6% at year ended December 31, 2004.

(3)                   Represents expenditures for commercial and residential development for projects to be developed and sold or held for rental. See Management’s Discussion and Analysis of Financial Condition and Results of Operations-Cash Flows From Investing Activities in Form 10-K.

(4)                   Represents the number of common shares outstanding multiplied by the closing stock price at the end of the period indicated plus mortgage and other debt.